EXHIBIT 10.17

March 26, 2012

BY COURIER

Legend Energy Canada Ltd.

840 – 6 Avenue SW, Suite 230

Calgary, AB T2P 3E5

ATTENTION:    Mr. Marshall Diamond-Goldberg

                                             President

Dear Sir:

RE:    CREDIT FACILITIES – NATIONAL BANK OF CANADA / LEGEND ENERGY CANADA LTD.

We are pleased to advise that National Bank of Canada has approved the following amendments to the Credit Facilities for Legend Energy Canada Ltd., subject to the terms and conditions of the accepted Offering Letter dated August 12, 2011, which shall remain in full force and effect unless superseded below.

BORROWER:	LEGEND ENERGY CANADA LTD. (the “Borrower” or “Loan Party”).

GUARANTOR:	LEGEND OIL AND GAS LTD. (the “Guarantor”)

The Borrower and the Guarantor are collectively referred to as “Loan Parties”, and each, a “Loan Party”.

LENDER:	NATIONAL BANK OF CANADA (the “Bank”).

CREDIT FACILITY A:	REVOLVING OPERATING DEMAND LOAN (the “Credit Facility A”).

MAXIMUM AMOUNT:	$4,000,000.

PURPOSE:	Credit Facility A shall only be used for the Borrower’s general corporate purposes including capital expenditures.

CREDIT FACILITY B:	MASTERCARD FACILITY (the “Credit Facility B”).

MAXIMUM AMOUNT:	$20,000.

CREDIT FACILITY C:	BRIDGE DEMAND LOAN (the “Credit Facility C”).

MAXIMUM AMOUNT:	$1,500,000.

PURPOSE:	For temporary working capital purposes.

AVAILABILITY:	Prime Rate loan (“Prime Rate Loan”) in Canadian dollars, available by way of one draw.

REPAYMENT:	Interest only, but subject to Availability, interest, and the Bank’s right of demand, with this Credit Facility C being due and payable in full upon the earlier of equity issuance and/or Review, and in any case, no later than May 31, 2012.

INTEREST RATE:	The Borrower shall pay interest calculated daily and payable monthly, not in advance, on the outstanding principal amount of Prime Rate Loan(s) drawn under the Credit Facility C at a rate per annum equal to the Prime Rate as designated from time to time by the Bank plus two percent (Prime Rate + 2.0% p.a.). Interest at the aforesaid rate shall be due and payable on the 26th day of each and every month until all amounts owing to the Bank are paid in full. Interest shall be paid via automatic debit to the Borrower’s account at the Calgary Branch of the Bank.

As of this date, the Bank’s Prime Rate is 3.0% per annum.

BRIDGE FEE:	$15,000, due and payable upon provision of this Offering Letter. Non-refundable.

EVIDENCE OF DEBT:	Variable Rate Demand Promissory Note and the records of the Bank. Such records maintained by the Bank shall constitute in the absence of manifest error prima facie evidence of the obligations of the Borrower to the Bank in respect of Advances made. The failure by the Bank to correctly record any such amount or date shall not adversely affect the obligations of the Borrower to pay amounts due hereunder to the Bank in accordance with this Offering Letter.

FOR ALL CREDIT FACILITIES

INTERPRETATION:	In this Amending Offering Letter, unless otherwise specifically provided, words importing the singular will include the plural and vice versa, words importing gender shall include the masculine, the feminine and the neuter, and “in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including by facsimile.

SECURITY:	The following security shall be completed, duly executed, delivered, and registered, where necessary, to the entire satisfaction of the Bank and its counsel. All present and future security (the “Security”) and the terms thereof shall be held by the Bank as continuing security for all present and future debts, obligations and liabilities (whether direct or indirect, absolute or contingent) of the Loan Parties to the Bank including without limitation for the repayment of all loans and advances made hereunder and for other loans and advances that may be made from time to time in the future whether hereunder or otherwise. For greater certainty, all Financial Instruments, including without limitation swaps and forwards, entered into at any time with the Bank (or any of its subsidiaries or affiliates from time to time) are deemed to be debts, obligations and liabilities of the Borrower and are secured by the Security on a pari passu basis and shall rank pari passu with all other indebtedness under the Credit Facilities. Where applicable, the Security will be in the Bank’s standard form.

To Be Obtained:

1. Accepted Amending Offering Letter dated March 26, 2012.

2. Such other security, documents, and agreements that the Bank or its legal counsel may reasonably request.

CONDITIONS
PRECEDENT:	Prior to any additional advances under the Credit Facilities, the Borrower shall have provided, executed or satisfied the following, to the Bank’s satisfaction (collectively with all other conditions precedent set out in this Amending Offering Letter, the “Conditions Precedent”):

1. A Variable Rate Demand Promissory Note in the face amount of $1,500,000 duly executed and delivered to the Bank by the Borrower.

2. All Security shall be duly completed, authorized, executed, delivered by each Loan Party which is a party thereto, and registered, all to the satisfaction of the Bank and its counsel.

3. All fees due and payable to the Bank shall have been paid.

4. Any other document that may be reasonably requested by the Bank.

The above conditions are inserted for the sole benefit of the Bank, and may be waived by the Bank in whole or in part (with or without terms or conditions) in respect of any particular Advance, provided that any waiver shall not be binding unless given in writing and shall not derogate from the right of the Bank to insist on the satisfaction of any condition not expressly waived in writing or to insist on the satisfaction of any condition waived in writing which may be requested in the future.

CONDITIONS
SUBSEQUENT:	1. Minimum equity issuance of $1,500,000 by no later than May 31, 2012, from which proceeds will be used to payout and cancel Credit Facility C.

Priorto April 13, 2012, The Borrower shall have provided, executed or satisfied the following, to the Bank’s satisfaction (collectively with all other conditions subsequent set out in this Amending Offering Letter, the “Conditions Subsequent”):

2. Unlimited Guarantee of the Borrower from Legend Oil and Gas Ltd. supported by U.S. Security Agreement, as applicable.

3. Legal Opinion of the Bank’s counsel.

REVIEW:	Without detracting from the demand nature of the Credit Facilities, the Credit Facilities are subject to periodic review by the Bank in its sole discretion (each such review is referred to in this Amending Offering Letter as a “Review”). The next Review is scheduled on or before May 31, 2012, but may be set at an earlier or later date at the sole discretion of the Bank.

EXPIRY DATE:	This Amending Offering Letter is open for acceptance until March 30, 2012 (as may be extended from time to time as follows, the “Expiry Date”) at which time it shall expire unless extended by mutual consent in writing. We reserve the right to cancel our offer at any time prior to acceptance.

If the foregoing terms and conditions are acceptable, please sign two copies of this Amending Offering Letter and return one copy to the Bank by the Expiry Date. This Amending Offering Letter may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile or other electronic copy of an executed counterpart of this Amending Offering Letter shall be deemed to be valid execution and delivery of this Amending Offering Letter, but the party delivering a facsimile or other electronic copy shall deliver an original copy of this Amending Offering Letter as soon as possible after delivering the facsimile or other electronic copy.

National Bank of Canada appreciates the opportunity of providing this Amending Offering Letter to Legend Energy Canada Ltd. We look forward to our continuing and mutually beneficial relationship.

Yours truly,

NATIONAL BANK OF CANADA

/s/ Robert K. Chorley	/s/ David R. Forsyth
Director	Managing Director
Energy Group	Energy Group

/gm
Enclosure

AGREED AND ACCEPTED this 27th day of March, 2012.

LEGEND ENERGY CANADA LTD.

Per:	/s/ Marshal Diamond-Goldberg

Per:	/s/ Kyle Severson

LEGEND OIL AND GAS LTD., as Guarantor

Per:	/s/ James Vandeberg

APPENDIX A

CREDIT:	Energy Group	Director:	Mr. Robert Chorley
	National Bank of Canada	Telephone:	(403) 294-4920
	311 – 6 Avenue SW, Suite 1800	Facsimile:	(403) 294-3078
	Calgary, AB T2P 3H2	E-mail:
robert.chorley@nbc.ca
		Associate:	Ms. Audrey Ng
		Telephone:	(403) 294-4966
		Facsimile:	(403) 294-3078
		E-mail:	audrey.ng@nbc.ca

ADMINISTRATION:	BA Administration; Current	Account Representative:	Ms. Gerry McLean
	Account Documents; L/C/Gs;	Telephone:	(403) 294-4922
	MasterCard; Loan/Account	Facsimile:	(403) 294-3078
	Balances; CAD/USD Money	E-mail:	gerry.mclean@nbc.ca
Orders/Bank Drafts; Bank
Confirmations; Investments;
General Inquiries

BRANCH:	Calgary Downtown Branch	Telephone:	(403) 294-4900
	National Bank of Canada	Facsimile:	(403) 294-4965 301 –
6 Avenue SW
Calgary, AB T2P 4M9

	Calgary MacLeod Trail Branch	Telephone:	(403) 592-8515
	National Bank of Canada	Facsimile:	(403) 265-0831 430 -
7337 MacLeod Trail South
Calgary, AB T2H OL8

INTERNET/	Order Cheques, Loan/Account	Website:	www.nbc.ca
TELEPHONE	Balances; Traces; Stop	Telephone:	(888) 483-5628
BANKING	Payments, List of Current
Account Transactions; Pay Bills;
Transfer Between Accounts

OTHER:	Internet Banking	Manager,
Global Cash Management: Ms. Kathy Holland
		Telephone:	(403) 294-4948
		Facsimile:	(403) 476-1000
		E-mail:	kathy.holland@nbc.ca

	Foreign Exchange & Interest	Director, Risk
	Rates	Management Solutions:	Mr. George Androulidakis
	National Bank of Canada	Telephone:	(403) 440-1126
	311 – 6 Avenue SW, 6th Floor	Facsimile:	(403) 294-4923
	Calgary, AB T2P 3H2	E-mail:
george.androulidakis@tres.bnc.ca

	Commodity Derivatives	Telephone:	(403) 294-4935
	311 – 6 Avenue SW, 6th Floor	Facsimile:	(403) 294-4923
	Calgary, AB T2P 3H2	E-mail:
energy@nbcenergy.com